Exhibit 3.6(a)

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

BELL SPORTS, INC.

Pursuant to Section 910 of

the California Corporations Code

The undersigned do hereby certify that:

1. They are the President and Secretary, respectively, of Bell Sports, Inc., a corporation organized and existing under and by virtue of the provisions of the California Corporations Code (the “Corporation”).

2. That the Articles of Incorporation of the Corporation are amended and restated as follows:

FIRST: The name of this corporation is Bell Sports, Inc.

SECOND: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the California Corporations Code other than the banking business, the trust company business or the practice of a professional corporation permitted to be incorporated by the California Corporations Code.

THIRD: The total number of shares of stock that the Corporation shall have authority to issue is 11,000,000 shares, all of which shall be Common Stock, $0.01 par value per share,

FOURTH: The liability of the directors of the Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIFTH: The Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breaches of duty to the Corporation and its shareholders through bylaw provisions or through agreements with the agents, or both, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits of such excess indemnification set forth in Section 204 of the California Corporations Code.

3 The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the board of directors of the Corporation.

4. The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902, California Corporations Code. There are currently 11,000,000 shares of common stock authorized, of which 10,000,000 shares are issued and outstanding and entitled to vote. There are 5,000 authorized shares of Series B preferred stock, 10,000 authorized shares of Series C preferred stock and 10,000 authorized shares of Series D preferred stock, and there are no shares of any of such classes or series of preferred stock outstanding. There are no authorized shares of capital stock of any other class or series, 10,000,000 shares of common stock, representing all of the outstanding capital stock of the Corporation, voted in favor of the amendment, which exceeded the vote required. The percentage vote required was more than 50%.

IN WITNESS WHEREOF, we declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated April 28, 2005	/s/ William Fry
William Fry, President

/s/ Jeffrey Gregg
Jeffrey Gregg, Secretary

CERTIFICATE OF OWNERSHIP

of

BELL SPORTS, INC.

Each of William N. Fry and Paul A. Lehmann certify that:

FIRST: they are the President and the Secretary, respectively, of BELL SPORTS, INC., a California corporation (the “Corporation”).

SECOND: the Corporation owns all the outstanding shares of each class of stock of Giro Sport Design International, Inc., a California corporation.

THIRD: the board of directors of the Corporation duly adopted the following resolutions:

WHEREAS, the Corporation owns, as of the date hereof, all of the outstanding shares of the capital stock of Giro Sport Design International, Inc., a California corporation (“Giro”) and the Corporation desires to merge Giro with and into the Corporation (the “Giro Merger”).

NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall be the surviving corporation (the “Giro Surviving Corporation”) and shall continue to exist as a domestic corporation under the laws of the State of California with all of the rights and obligations of such surviving domestic corporation as are provided by the California Corporation Code;

RESOLVED FURTHER, that pursuant to the Giro Merger the Giro Surviving Corporation shall assume all of the obligations of Giro pursuant to the California Corporation Code;

RESOLVED FURTHER, that the effective time of the Merger (“Giro Effective Time”) shall be 4:30 p.m. (New York time) on December 30, 2005;

RESOLVED FURTHER, that pursuant to Section 1110 of the California Corporations Code, the Corporation be, and hereby is, authorized and empowered, upon the terms and conditions set forth below, to merge Giro with and into the Corporation:

(A) Each share of common stock of Giro issued and outstanding (including any shares held in the treasury of Giro) immediately prior to the Giro Effective Time shall be canceled and retired, and no capital stock of the Corporation, cash or other consideration shall be paid or delivered in exchange therefore, and

(B) Each share of common stock of the Corporation that is issued and outstanding (including any shares held in treasury of the Corporation) shall remain issued and outstanding and continue as one share of common stock of the Giro Surviving Corporation;

RESOLVED FURTHER, that the Articles of Incorporation of the Corporation in effect at the Giro Effective Time shall be the Articles of Incorporation of the Giro Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the California Corporation Code. The Bylaws of the Corporation in effect at the Giro Effective Time shall be the Bylaws of the Giro Surviving Corporation, until thereafter amended in accordance with the provisions thereof and of the Articles of Incorporation of the Giro Surviving Corporation and as provided by the California Corporation Code;

RESOLVED FURTHER, that the directors and officers of the Corporation immediately prior to the Giro Effective Time shall be the directors and officers, respectively, of the Giro Surviving Corporation until expiration of their current terms as such, or their prior resignation, removal or death;

RESOLVED FURTHER, that the proposed Giro Merger be submitted to the sole stockholder of the Corporation, for its adoption and approval as sole stockholder of the Corporation, and that the Board of Directors herby declares the proposed Giro Merger to be advisable and in the best interest of the Corporation and its sole stockholder and recommends to such sole stockholder that it approve the proposed Giro Merger, and upon such resolution being duly adopted by written consent of the sole stockholder of the Corporation, the proposed Giro Merger shall be approved;

RESOLVED FURTHER, that, upon the approval thereof by the sole stockholder of the Corporation, the Corporation shall cause to be filed a properly executed Certificate of Ownership with the Secretary of State of the State of California in accordance with the California Corporation Code; and

RESOLVED FURTHER, that the Corporation shall cause to be executed or filed or recorded any documents prescribed by the laws the State of California and by the laws of any other jurisdiction in order to effect the Giro Merger and the Corporation shall take any further action, whether within or without the State of California, that may be necessary to effect the Giro Merger.

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We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge

Signed as of this 30th day of December, 2005

/s/ William N. Fry
William N. Fry
President

/s/ Paul A. Lehmann
Paul A. Lehmann
Secretary

CERTIFICATE OF OWNERSHIP

of

BELL SPORTS, INC.

Each of William N. Fry and Paul A. Lehmann certify that:

FIRST: they are the President and the Secretary, respectively, of BELL SPORTS, INC. a California corporation (the “Corporation”)

SECOND: the Corporation owns all the outstanding shares of each class of stock of Bell Powersports, Inc., a Delaware corporation.

THIRD: the board of directors of the Corporation duly adopted the following resolutions:

WHEREAS, the Corporation owns, as of the date hereof, all of the outstanding shares of the capital stock of Bell Powersports, Inc., a Delaware corporation (“Bell Powersports”) and the Corporation desires to merge Bell Powersports with and into the Corporation (the “Bell Powersports Merger”).

NOW, THEREFORE, BE IT RESOLVED, that the Corporation shall be the surviving corporation (the “Bell Powersports Surviving Corporation”) and shall continue to exist as a domestic corporation under the laws of the State of California with all of the rights and obligations of such surviving domestic corporation as are provided by the California Corporation Code;

RESOLVED FURTHER, that pursuant to the Bell Powersports Merger the Bell Powersports Surviving Corporation shall assume all of the obligations of Bell Powersports pursuant to the California Corporation Code and the General Corporation Law of the State of Delaware;

RESOLVED FURTHER, that the effective time of the Merger (“Bell Powersports Effective Time”) shall be 4:30 p.m. (New York time) on December 30, 2005;

RESOLVED FURTHER, that pursuant to Section 1110 of the California Corporations Code and Section 253 of the General Corporation Law of the State of Delaware, the Corporation be, and hereby is, authorized and empowered, upon the terms and conditions set forth below, to merge Bell Powersports with and into the Corporation:

(A) Each share of common stock of Bell Powersports issued and outstanding (including any shares, held in the treasury of Bell Powersports) immediately prior to the

Bell Powersports Effective Time shall be canceled and retired, and no capital stock of the Corporation, cash or other consideration shall be paid or delivered in exchange therefore; and

(B) Each share of common stock of the Corporation that is issued and outstanding (including any shares held in treasury of the Corporation) shall remain issued and outstanding and continue as one share of common stock of the Bell Powersports Surviving Corporation;

RESOLVED FURTHER, that the Corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the Bell Powersports, as well as for enforcement of any obligation of the Corporation arising from the Bell Powersports Merger herein provided for; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such proceeding; and does hereby specify that a copy of such process shall be mailed by the Secretary of State of the State of Delaware to 6225 N. State Hwy 161, Suite 300, Irving, Texas 75038;

RESOLVED FURTHER, that the Articles of Incorporation of the Corporation in effect at the Bell Powersports Effective Time shall be the Articles of Incorporation of the Bell Powersports Surviving Corporation until thereafter amended in accordance with the provisions thereof and as provided by the California Corporation Code. The Bylaws of the Corporation in effect at the Bell Powersports Effective Time shall be the Bylaws of the Bell Powersports Surviving Corporation, until thereafter amended in accordance with the provisions thereof and of the Articles of Incorporation of the Bell Powersports Surviving Corporation and as provided by the California Corporation Code;

RESOLVED FURTHER, that the directors and officers of the Corporation immediately prior to the Bell Powersports Effective Time shall be the directors and officers, respectively, of the Bell Powersports Surviving Corporation until expiration of their current terms as such, or their prior resignation, removal or death;

RESOLVED FURTHER, that the proposed Bell Powersports Merger be submitted to the sole stockholder of the Corporation, for its adoption and approval as sole stockholder of the Corporation, and that the Board of Directors herby declares the proposed Bell Powersports Merger to be advisable and in the best interest of the Corporation and its sole stockholder and recommends to such sole stockholder that it approve the proposed Bell Powersports Merger, and upon such resolution being duly adopted by written consent of the sole stockholder of the Corporation, the proposed Bell Powersports Merger shall be approved;

RESOLVED FURTHER, that, upon the approval thereof by the sole stockholder of the Corporation, the Corporation shall cause to be filed (i) a properly executed Certificate of Ownership with the Secretary of State of the State of California in accordance with the California Corporation Code and (ii) a properly executed Certificate of Ownership and Merger with the Secretary of Stale of the State of Delaware in accordance with the General Corporation Law of the State of Delaware; and

RESOLVED FURTHER, that the Corporation shall cause to be executed or filed or recorded any documents prescribed by the laws of the State of Delaware and the State of California and by the laws of any other jurisdiction in order to effect the Bell Powersports Merger and the Corporation shall take any further action, whether within or without the State of California or the State of Delaware, that may be necessary to effect the Bell Powersports Merger.

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We further declare undo penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge

Signed as of this 30th day of December, 2005

/s/ William N. Fry
William N. Fry
President

/s/ Paul A. Lehmann
Paul A. Lehmann Secretary

[SEAL OF THE OFFICE OF THE SECRETARY OF STATE OF CALIFORNIA]